Registration No. 333-

As filed with the Securities and Exchange Commission on November 18, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AvidXchange Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	86-3391192
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1210 AvidXchange Lane

Charlotte, NC 28206

(Address of Principal Executive Offices) (Zip Code)

AvidXchange, Inc. 2010 Stock Option Plan, as amended

AvidXchange, Inc. 2017 Amendment and Restatement of the 2010 Option Plan, as amended

AvidXchange, Inc. Equity Incentive Plan, as amended

AvidXchange Holdings, Inc. 2021 Long Term Incentive Award Plan

(Full titles of the plans)

Michael Praeger

Chief Executive Officer

AvidXchange Holdings, Inc.

1210 AvidXchange Lane

Charlotte, NC 28206

(800) 560-9305

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Teri E. O’Brien Melissa Garcia
Paul Hastings LLP
4747 Executive Drive, 12th Floor San Diego, CA 92121 (858) 458-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.001 per share (3)	4,749,374	$24.46	$116,169,688.04	$10,768.93

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s common stock, par value $0.001 per share (the “Common Stock”), that become issuable under the AvidXchange, Inc. 2010 Stock Option Plan (as amended, the “2010 Plan”), the AvidXchange, Inc. 2017 Amendment and Restatement of the 2010 Stock Option Plan (as amended, the “2017 Plan”), the AvidXchange, Inc. Equity Incentive Plan (as amended, the “2020 Plan”), or the AvidXchange Holdings, Inc. 2021 Long Term Incentive Award Plan (the “2021 Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the registrant’s Common Stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated based on $24.46 per share, the average of the high and low price of the Common Stock on November 18, 2021, as reported on the Nasdaq Global Select Market.

(3)

Consists of (A) an aggregate of 920,880 shares of Common Stock previously issued pursuant to the exercise of stock options granted under the Company’s equity plans, (B) an aggregate of 2,958,196 shares of Common Stock issuable pursuant to the exercise of stock options granted under the Company’s equity plans, and (C) an aggregate of 870,298 shares of Common Stock issuable upon the vesting of restricted stock units (“RSUs”) granted under the Company’s equity plans.

EXPLANATORY NOTE

This registration statement contains a reoffer prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for the reoffer and resale of the shares of common stock, par value $0.001 per share (the “Common Stock”), of AvidXchange Holdings, Inc., a Delaware corporation (“us,” “we” or the “Registrant”), referred to above that constitute “control securities” or “restricted securities,” as applicable, within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and Instruction C of the General Instructions to Form S-8, by certain stockholders that are current and former employees, consultants, directors, and executive officers of the Registrant (the “Selling Stockholders”) for their own accounts. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the Reoffer Prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

Reoffer Prospectus

4,749,374 Shares of Common Stock

Offered by the Selling Stockholders

This reoffer prospectus (“Reoffer Prospectus”) relates to the offer and sale from time to time by the selling stockholders named in this Reoffer Prospectus (the “Selling Stockholders”), or their permitted transferees, of up to 4,749,374 shares of common stock, par value $0.001 per share (“Common Stock”), of AvidXchange Holdings, Inc., a Delaware corporation, which consists of (A) an aggregate of 920,880 shares of Common Stock previously issued pursuant to the exercise of stock options granted under the Company’s Equity Plans, (B) an aggregate of 2,958,196 shares of Common Stock issuable pursuant to the exercise of stock options granted under the Company’s Equity Plans, and (C) an aggregate of 870,298 shares of Common Stock issuable upon the vesting of restricted stock units (“RSUs”) granted under the Company’s Equity Plans. “Company’s Equity Plans” means, collectively, the AvidXchange, Inc. 2010 Stock Option Plan (as amended, the “2010 Plan”), the AvidXchange, Inc. 2017 Amendment and Restatement of the 2010 Stock Option Plan (as amended, the “2017 Plan”), the AvidXchange, Inc. Equity Incentive Plan (as amended, the “2020 Plan”), and the AvidXchange Holdings, Inc. 2021 Long Term Incentive Award Plan (the “2021 Plan”). We are not offering any shares of Common Stock and will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders pursuant to this Reoffer Prospectus. The Selling Stockholders are certain of our directors, executive officers, and current and former employees.

Subject to the satisfaction of any conditions to the vesting or exercise of the shares of Common Stock offered hereby pursuant to the terms of the relevant award agreements, and subject to the expiration of any lock-up agreements described herein, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares of Common Stock, we will name them and describe their compensation in a prospectus supplement. The shares of Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Stockholders may offer the shares of Common Stock for sale. The Selling Stockholders may sell any, all or none of the shares of Common Stock offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 11 for more information about how the Selling Stockholders may sell or dispose of the shares of Common Stock covered by this Reoffer Prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

This Reoffer Prospectus has been prepared for the purposes of registering the shares of Common Stock under the Securities Act to allow for future sales by Selling Stockholders on a continuous or delayed basis to the public without restriction, provided that the amount of shares of Common Stock to be offered or resold under this Reoffer Prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

Our Common Stock is listed on the Nasdaq Global Select Market under the symbol “AVDX.”

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements.

Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page  5 of this Reoffer Prospectus and under similar headings in the documents that are incorporated by reference into this Reoffer Prospectus, as well as “Cautionary Note Regarding Forward-Looking Statements” on page 5 of this Reoffer Prospectus.

The U.S. Securities and Exchange Commission (the “Commission”) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the Commission nor any state securities commission has approved or disapproved of these securities or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is November 18, 2021.

You should rely only on the information contained or incorporated by reference in this Reoffer Prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Selling Stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Reoffer Prospectus is accurate only as of the date hereof. Additionally, any information we have incorporated by reference in this Reoffer Prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this Reoffer Prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise indicated or the context otherwise requires, references in this Reoffer Prospectus to “we,” “our,” “us,” “AvidXchange,” and “the Company” refer to AvidXchange, Inc. prior to our reorganization, and to AvidXchange Holdings, Inc. and its consolidated subsidiaries following the reorganization.

Trademarks

This Reoffer Prospectus contains references to our trademarks and service marks and to those belonging to other entities. Some of our trademarks and service marks include: AvidXchange, AvidPay Network, AvidPay Direct, AvidInvoice, BankTEL Ascend, Avid for NetSuite, Strongroom Payables Lockbox and Timberscan. Solely for convenience, trademarks and trade names referred to in this Reoffer Prospectus may appear without the ™ or ® symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Market, Ranking and Other Industry Data

In this Reoffer Prospectus and the documents incorporated by reference herein, we refer to information regarding market data obtained from internal sources, market research, publicly available information, and industry publications. Estimates are inherently uncertain, involve risks and uncertainties, and are subject to change based on various factors, including those discussed in the sections of this Reoffer Prospectus titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” We believe that these sources and estimates are reliable as of the date of this Reoffer Prospectus but have not independently verified them and cannot guarantee their accuracy or completeness.

PROSPECTUS SUMMARY

This Reoffer Prospectus is part of a registration statement that we filed with the Commission. We have provided to you in this Reoffer Prospectus a general description of the Company, the Selling Stockholders and the distribution of the shares. To the extent there is a conflict between the information contained in this Reoffer Prospectus and any of our subsequent filings with the Commission, the information in the document having the later date shall modify or supersede the earlier statement.

As permitted by the rules and regulations of the Commission, the registration statement of which this Reoffer Prospectus forms part includes additional information not contained in this Reoffer Prospectus. You may read the registration statement and the other reports we file with the Commission at the Commission’s website as described under the heading “Where You Can Find More Information.”

Company Overview

We are a leading provider of accounts payable (“AP”) automation software and payment solutions for middle market businesses and their suppliers. Our software-as-a-service (“SaaS”)-based, end-to-end software and payment platform digitizes and automates the AP workflows for more than 7,000 businesses (our buyers) and we have made payments to more than 700,000 supplier customers of our buyers (suppliers) over the past five years. While acquiring new and retaining existing relationships with buyers and suppliers are important to our business, the growth of our business is ultimately dependent upon the number of transactions we process, as well as our total payment volume. We developed our technology platform through years of working to solve our buyers’ unique middle market workflow challenges. Leveraging our deep domain expertise, we purpose-built a powerful two-sided network that connects buyers and suppliers, drives digital transformation, increases efficiency and accuracy in AP workflows, accelerates payments, enables insight into critical analytics, and lowers operating costs for our buyers.

We transform the way AP works for the middle market. Our platform was purpose-built for the middle market since we wrote our first line of code, based on our desire to deal with the business process complexities of our initial customers. Our intuitive user interfaces are an entry point to a broader user experience emphasizing visibility and control. The SaaS-based technical underlayer drives digital transformation and provides the scalability to grow with our buyers. We built our business to solve this gap for the middle market and believe we have become a uniquely strategic platform for our customers’ CFOs, treasurers and finance teams by digitally transforming how they receive, manage and pay their bills. Supported by deep integrations to our customers’ middle market oriented accounting and information systems, our platform automates the end-to-end AP workflows for our buyers and enhances the payment experience for our suppliers. We provide a SaaS-based solution automating and digitizing the capture, review, approval and payment of invoices for our buyers. Our two-sided payments network then connects our buyers with their suppliers, enabling invoice payments on behalf of a buyer and according to the supplier’s business rules, payment preferences and remittance data. We support a variety of payment methods depending on the supplier’s preference, including virtual commercial card (VCC), enhanced ACH (our AvidPay Direct) and physical check, while delivering rich remittance data to streamline the reconciliation process. Finally, we provide cash management solutions to our supplier network that include tools that provide a comprehensive view of invoices and an accelerator feature (our Invoice Accelerator). These additional features, and others in our product pipeline, allow us to both monetize and increase engagement on our two-sided payments network.

We do not have significant customer concentration in our business, with no single customer contributing more than 6% of 2020 revenue and with our top 10 customers contributing less than 15% of revenue in 2020 as well as the first nine months of 2021 and 2020. Our customers operate across a variety of verticals in which we have deep domain expertise, including real estate, homeowners associations, construction, financial services (including banks and credit unions), healthcare facilities, social services, education, and media. In 2020, we processed approximately 53 million transactions representing over $145 billion in spend under management across our platform and, of that, moved $38 billion in total payment volume from our buyers to their suppliers. Spend under management represents the sum of (i) the aggregate dollar amount of payments processed by us, plus (ii) the aggregate dollar amount represented by the total number of invoices processed by us, in each case, during the specified period. As described in more detail below, we generate revenue from each transaction processed on a per transaction basis and earn interchange revenue from a portion of the total payment volume.

AvidXchange was founded in 2000 to serve the AP automation needs of the middle market. In 2012, in response to customer demand for more efficient payment methods, we launched the AvidPay Network. Since 2012, we have had substantial growth, both organic and through a series of strategic acquisitions allowing us to expand the vertical markets that we serve.

We sell our solutions through a hybrid go-to-market strategy that includes direct and indirect channels. Our direct sales force leverages their deep domain expertise in select verticals and over 120 referral relationships with integrated software providers, financial institutions and other partners to identify and attract buyers that would benefit from our AP software solutions and the AvidPay Network. Our indirect channel includes reseller partners and other strategic partnerships, such as Mastercard, through MasterCard’s B2B Hub, which includes Fifth Third Bank and Bank of America, and other financial institutions, such as KeyBank, and third-party software providers, such as MRI Software, RealPage and SAP Concur. Our referral and indirect channel partnerships provide us greater reach across the market to access a variety of buyers.

Summary Risk Factors

Investing in our Common Stock involves risk because our business is subject to numerous risks and uncertainties, including those risks described in the sections titled “Risk Factors” in this Reoffer Prospectus, in the final prospectus relating to our Registration Statement on Form S-1, as amended (File No. 333-259632), filed with the Commission on October 14, 2021 (the “Final Prospectus”), and in the Form 10-Q filed with the Commission on November 18, 2021, which are incorporated by reference herein, and subsequent reports filed with the Commission, together with the financial and other information contained or incorporated by reference in this Reoffer Prospectus. You should carefully consider these risks before making an investment. These risks include, but are not limited to, the following:

•	We have a history of operating losses and we may not achieve or sustain profitability in the future.

•

Our future revenue and operating results will be harmed if we are unable to acquire new customers, retain existing customers, expand sales to our existing customers, or deliver new features, functionality and integrations for our platform that achieve market acceptance.

•	Our historical growth may not be indicative of our future performance and our growth is dependent on a number of factors that we do not control.

•	We participate in highly competitive and fragmented markets, and our industry is rapidly evolving.

•	We transfer large sums of customer funds daily, and are subject to the risk of errors, which could result in financial losses and damage to our reputation and customer trust.

•

We, our strategic partners, our buyers and suppliers, and others who use our services obtain and process a large amount of data. Any real or perceived improper or unauthorized use of, exposure of, disclosure of, or access to such data could harm our reputation as a trusted brand, as well as have a material adverse effect on our business.

•

We earn a substantial portion of our revenue from electronic payment transactions and our growth is dependent upon the continued acceptance, security and adoption of electronic payment types that result in interchange revenue.

•	If we lose key members of our team including our Co-Founder and Chief Executive Officer, or if we are unable to attract and retain talent, our business may be harmed.

•	We may not be able to scale our business and technology quickly enough to meet our growth.

•	We may lose existing customers or fail to attract new customers if we are unable to deliver new software, solutions and technology for our platform.

•	Uncertain or weakened economic conditions, including as a result of COVID-19, have adversely affected our industry, business and results of operations resulting in a negative impact on new sales.

•	Interruptions or delays in the services provided by third-party data centers or internet service providers could impair the delivery of our products and services.

•	We are subject to the payment card network rules and our failure to comply with these rules could harm our business.

•	We depend on banks, bank partners and other third-party service providers to process transactions.

•	Our long-term growth strategy depends, in part, on strategic partnerships and indirect sales partners.

•	The loss of one or more of our key customers or strategic partners could negatively affect our ability to market our platform.

•	We use open-source software in our products, which could subject us to litigation or other actions.

•

We identified material weaknesses in our internal control over financial reporting, and if we fail to remediate these material weaknesses or if we otherwise fail to establish and maintain effective internal control over financial reporting, our ability to accurately and timely report our financial results could be adversely affected.

•

Our risk management efforts may not be effective to prevent fraudulent activities by our customers or their counterparties or third parties, which could expose us to material financial losses and liability and otherwise harm our business.

•

Our business, which includes payment services, is subject to extensive government regulation and oversight. Our failure to comply with extensive, complex, overlapping, and frequently changing rules, regulations, and legal interpretations could materially harm our business and noncompliance with such laws can subject us to criminal liability.

•

Our secured credit facility provides our lenders with a first-priority lien against substantially all of our and our subsidiaries’ assets and personal property, and contains financial covenants and other restrictions on our and our subsidiaries’ actions, which could limit our operational flexibility and otherwise adversely affect our financial condition.

Our Corporate Information

AvidXchange Holdings, Inc. was formed in January 2021 to serve as a holding company for AvidXchange, Inc., which was formed in 2000 as a Delaware corporation, originally named AvidXchange.com, Inc., changing its name in 2003 to AvidXchange, Inc. In our restructuring transaction, on July 9, 2021, stockholders of AvidXchange, Inc. received identical shares in a 1:1 ratio of AvidXchange Holdings, Inc. in exchange for their shares of AvidXchange, Inc., and AvidXchange, Inc. became a wholly owned subsidiary of AvidXchange Holdings, Inc., which is a holding company, the sole asset of which is the stock of AvidXchange, Inc. Prior to the restructuring, AvidXchange Holdings, Inc. did not conduct any activities other than in connection with its formation and in preparation for its initial public offering pursuant to the Final Prospectus. The diagram below depicts our current organizational structure (including the direct subsidiaries of AvidXchange, Inc.).

Our principal executive offices are located at 1210 AvidXchange Lane, Charlotte, NC 28206 and our telephone number is (800) 560-9305. We maintain a website at the address www.avidxchange.com. Information contained on, or accessible through, our website is not a part of this Reoffer Prospectus and you should not rely on that information when making a decision to invest in our Common Stock.

The Offering

This Reoffer Prospectus relates to the reoffer and resale, by the Selling Stockholders listed in this Reoffer Prospectus, of up to 4,749,374 shares of Common Stock issued or issuable to each Selling Stockholder pursuant to awards granted by the Company to the Selling Stockholder under the 2010 Plan, the 2017 Plan, the 2020 Plan, or the 2021 Plan, including restricted stock units (“RSUs”) and stock options. Subject to the satisfaction of any conditions to the vesting or exercise of the shares of Common Stock offered hereby pursuant to the terms of the relevant award agreements, and subject to the expiration of any lock-up agreements described herein, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Stockholders. The Selling Stockholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

RISK FACTORS

Investing in shares of our Common Stock involves a high degree of risk. Investors should carefully consider the risks we have described under “Risk Factors” in the Final Prospectus, together with all the other information appearing in or incorporated by reference into this Reoffer Prospectus, before deciding to invest in our Common Stock. If any of the events or developments we have described occur, our business, financial condition, or results of operations could be materially or adversely affected. As a result, the market price of our Common Stock could decline, and investors could lose all or part of their investment. The risks and uncertainties we have described are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. All statements of historical fact included in this Reoffer Prospectus or incorporated by reference herein regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” included in this Reoffer Prospectus. These forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. Forward-looking statements contained in this Reoffer Prospectus or incorporated by reference herein include, but are not limited to, statements about:

•	our ability to attract and retain buyers and suppliers;

•	our ability to deepen our relationships with existing customers;

•	our expectations regarding our customer and transaction growth rates;

•	our business plan and beliefs and objectives for future operations;

•	trends associated with our industry and potential market;

•	benefits associated with use of our platform and services;

•	our ability to develop or acquire new solutions, improve our platform and solutions and increase the value of our platform and solutions;

•	our ability to compete successfully against current and future competitors;

•	our ability to further develop strategic relationships;

•	our ability to successfully identify, acquire and integrate complementary businesses, products or technology;

•	our plans to further invest in and grow our business, and our ability to effectively manage our growth and associated investments;

•	our ability to timely and effectively scale and adapt our existing technology;

•	our ability to achieve positive returns on investments;

•	our ability to increase or maintain our revenue, our revenue growth rate and gross margin;

•	our ability to generate sufficient revenue to achieve and sustain profitability;

•	our future financial performance, including trends in revenue, cost of revenue, operating expenses, other income and expenses, income taxes, billings and customers;

•	the sufficiency of our cash and cash equivalents and cash generated from operations to meet our working capital and capital expenditure requirements;

•	our ability to raise capital and the terms of those financings;

•	our ability to attract, train and retain qualified employees and key personnel;

•	our ability to maintain and benefit from our corporate culture; and

•	our ability to successfully enter new markets and manage our international expansion.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this Reoffer Prospectus or the documents incorporated by reference herein.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this Reoffer Prospectus or incorporated by reference herein primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcomes of the events described in these forward-looking statements are subject to risks, uncertainties and other factors described in the section titled “Risk Factors” and elsewhere in this Reoffer Prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this Reoffer Prospectus or the documents incorporated by reference herein. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this Reoffer Prospectus or the documents incorporated by reference herein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this Reoffer Prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the offered shares of Common Stock, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our Common Stock by the Selling Stockholders.

DESCRIPTION OF SECURITIES

The information set forth under the heading “Description of Capital Stock” in the Final Prospectus is incorporated herein by reference.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares by the Selling Stockholders. We will not receive any proceeds from the resale of the shares by the Selling Stockholders.

The table below sets forth, as of November 12, 2021 (the “Determination Date”), (i) the name of each director and executive officer of the Company who is offering the resale of shares by this Reoffer Prospectus; (ii) the number of shares (and the percentage, if 1% or more) of Common Stock beneficially owned by each person; (iii) the number of shares that each Selling Stockholder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Stockholder has a present intention to do so; and (iv) the number of shares (and the percentage, if 1% or more) of Common Stock each person will own after the offering, assuming they sell all of the shares offered. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this Reoffer Prospectus accordingly. We cannot give an estimate as to the number of shares of Common Stock that will actually be held by the Selling Stockholders upon termination of this offering because the Selling Stockholders may offer some or all of their Common Stock under the offering contemplated by this Reoffer Prospectus or acquire additional shares of Common Stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this Reoffer Prospectus.

Unless otherwise indicated, the address for each Selling Stockholder listed in the table below is c/o AvidXchange Holdings, Inc., 1210 AvidXchange Lane, Charlotte, NC 28206.

Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to this Offering (1)	Percentage of Common Stock Beneficially Owned Prior to this Offering (2)	Shares of Common Stock Offered for Resale in this Offering (1)	Shares of Common Stock Beneficially Owned After this Offering (3)	Percentage of Common Stock Beneficially Owned After this Offering(2)(3)
Michael Praeger (4)	15,274,664	7.8%	1,509,940	13,764,724	7.0%
Joel Wilhite (5)	876,512	*	876,512	—	—
Dan Drees (6)	576,144	*	576,144	—	—
Angelic Gibson (7)	359,404	*	359,404	—	—
Todd Cunningham (8)	432,784	*	432,784	—	—
Ryan Stahl (9)	325,092	*	325,092	—	—
James Hausman (10)	2,816,194	1.4%	104,450	2,711,744	1.4%
Wendy Murdock (11)	34,206	*	34,206	—	—
Lance Drummond (12)	15,002	*	12,502	2,500	*
Teresa Mackintosh (13)	12,502	*	12,502	—	—
James Michael McGuire (14)	17,502	*	12,502	5,000	*
Named Selling Stockholders (15)	1,931,252	*	468,424	1,462,828	*
Other Selling Stockholders (16)	342,188	*	24,916	317,272	*

*	Less than 1%

(1)

The numbers of shares of Common Stock reflect all shares of Common Stock acquired or issuable to a person pursuant to applicable grants previously made or that the Company’s Board of Directors has previously resolved to make irrespective of whether such grants are exercisable, vested or convertible as of the Determination Date or will become exercisable, vested or convertible within 60 days after the Determination Date.

(2)	Percentages are based on the 196,213,041 shares of Common Stock issued and outstanding as of the Determination Date.

(3)

Assumes all of the shares of Common Stock being offered are sold in the offering, that shares of Common Stock beneficially owned by such Selling Stockholder on the Determination Date but not being offered pursuant to this Reoffer Prospectus (if any) are not sold, and that no additional shares are purchased or otherwise acquired other than pursuant to the stock options, restricted stock awards and restricted stock units relating to the shares being offered.

(4)

Consists of (a)(i) 8,562,817 shares of Common Stock, (ii) 1,011,300 shares issuable upon the exercise of stock options, and (iii) 359,144 shares of Common Stock issuable upon the settlement of RSUs, held in each case by Mr. Praeger, individually; (b) 660,627 shares of Common Stock held by Mr. Praeger and his wife as joint tenants with right of survivorship; (c) 1,888,652 shares of Common Stock held by Green and Gold 2014 GRAT; (d) 1,328,276 shares of Common Stock held by Green and Gold 2015 GRAT; (e) 743,848 shares of Common Stock held by MP 2021 GRAT; and (f) 720,000 shares of Common Stock held by MP Charitable Trust.

(5)	Consists of (a) 713,248 shares issuable upon the exercise of stock options and (b) 163,264 shares issuable upon the settlement of RSUs.

(6)	Consists of (a) 92,256 shares of Common Stock, (b) 373,672 shares issuable upon the exercise of stock options and (c) 110,216 shares issuable upon the settlement of RSUs.

(7)	Consists of (a) 263,472 shares issuable upon the exercise of stock options and (b) 95,932 shares issuable upon the settlement of RSUs.

(8)	Consists of (a) 369,496 shares issuable upon the exercise of stock options and (b) 63,288 shares issuable upon the settlement of RSUs.

(9)	Consists of (a) 96,008 shares of Common Stock, (b) 173,960 shares issuable upon the exercise of stock options and (c) 55,124 shares issuable upon the settlement of RSUs.

(10)

Consists of (a) 2,091,528 shares of Common Stock held by James Hausman, (b) 4,666 shares issuable upon the settlement of RSUs, and (c) 720,000 shares of Common Stock held by James Hausman Family Irrevocable Trust, or the Hausman Family Trust. Mr. Hausman and his wife serve as co-trustees of the Hausman Family Trust; accordingly, Mr. Hausman may be deemed to have voting and dispositive power over the shares held by the Hausman Family Trust.

(11)	Consists of (a) 29,540 shares issuable upon the exercise of stock options and (b) 4,666 shares issuable upon the settlement of RSUs.

(12)	Consists of (a) 2,500 shares of Common Stock, (b) 7,836 shares issuable upon the exercise of stock options and (c) 4,666 shares issuable upon the settlement of RSUs.

(13)	Consists of (a) 7,836 shares issuable upon the exercise of stock options and (b) 4,666 shares issuable upon the settlement of RSUs.

(14)	Consists of (a) 5,000 shares of Common Stock, (b) 7,836 shares issuable upon the exercise of stock options and (c) 4,666 shares issuable upon the settlement of RSUs.

(15)

Includes the following 45 named non-affiliate persons, each of whom holds at least 1,000 shares: Boyce Adams Sr., Serdar Dincaslan, Chris Tinsley, Boyce Adams, Paul Kelly, Martin Smith, Justin Nelson, Robert Macksoud, Stavros Liakakos, Joshua Krogh, Jeff Alba, Erin Beam, Nora Mutafchieva, Tatyana Rector, Bonnie Downing, Anthony Harmon, Brian Thayer, Meghan Childers, Heather Caudill, Daren Biggers, Nicole Allan, Rhonda Greene, Patricia Lawrence, Michael Travis, Rebecca Hughes, Barbara Shick, Judee Utoh, Keri Demaria, Alan Fox, Anna Alley, Joseph Rivituso, Erin Rapp, Urbis Kernochan, Paul Gallet De St Aurin, Shayna Meyer, Maneesah Frazier, Frederick Potter, James Campbell, Timothy Ramsey, Lance Conrad, Parvinder Tomar, Mansi Sharma, Dillon Walsh, Stefani Hult and Dawn Boykin.

(16)

Includes 73 unnamed non-affiliate persons, each of whom holds less than 1,000 shares. Each of these persons beneficially owns less than 1% of the shares of Common Stock issued and outstanding as of the Determination Date.

Other Material Relationships with the Selling Stockholders

Employment Relationships

We have entered into employment agreements with each of Michael Praeger, Joel Wilhite, Dan Drees, Angelic Gibson, Todd Cunningham and Ryan Stahl. Each of these executive officers has provided and continues to provide services to the Company commensurate with his or her role.

Indemnification Agreements

Our restated certificate of incorporation and amended and restated bylaws limit the liability of our directors and provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by Delaware law. Delaware law prohibits our restated certificate of incorporation from limiting the liability of our directors for the following:

•	any breach of the director’s duty of loyalty to us or to our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our amended and restated bylaws, we will also be empowered to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

In addition to the indemnification required in our amended and restated bylaws, we have entered into an indemnification agreement with each member of our board of directors and each of our officers. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party or other participant, or are threatened to be made a party or other participant, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our company, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of our company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification.

Lock-up Agreements

Our directors, our executive officers, and holders of a substantial majority of our capital stock and securities convertible into our capital stock entered into lock-up agreements with the underwriters prior to the commencement of our initial public offering pursuant to which each of these persons or entities, with limited exceptions, for a period of time up to 180 days after October 12, 2021, may not, without the prior written consent of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of our Common Stock, or any options or warrants to purchase any shares of our Common Stock, or any securities convertible into, exchangeable or redeemable for or that represent the right to receive shares of our Common Stock, or (ii) engage in any hedging or other transaction or arrangement, including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option or combination thereof, forward, swap or any other derivative transaction or instrument, which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition or transfer of the economic consequences of ownership, in whole or in part, directly or indirectly, of shares of our Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

Partial Early Lock-Up Release

In respect of our existing shareholders and our executive officers and directors, the transfer restrictions of their lock-up agreements will expire on 20% of their transfer restricted shares upon the first trading day that (i) is at least 90 days after October 12, 2021, (ii) occurs after we have publicly furnished at least one earnings release under Item 2.02 of Form 8-K or filed at least one periodic report with the Commission and (iii) on such date, and for five out of any 10 consecutive trading days ending on such date, as the last reported closing price of our Common Stock on the Nasdaq Global Select Market is at least 20% greater than $25.00; provided, however that if the date upon which the forgoing conditions are satisfied is outside an open trading window under our insider trading policy, such release will be suspended for our executive officers and directors without additional conditionality until the first trading day of the next broadly applicable period during which trading in the our securities is permitted under our insider trading policy.

Final Lock-Up Expiration

All remaining shares of Common Stock subject to the lock-up agreement and not released on the applicable early lock-up expiration date will be released upon the earlier of (i) immediately prior to the opening of trading on the third full trading day after we have publicly furnished our second earnings release on Form 8-K or filed our second periodic report with the Commission and (ii) 180 days after October 12, 2021.

PLAN OF DISTRIBUTION

The shares of Common Stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Stockholders. The shares of Common Stock offered may be sold from time to time directly by or on behalf of each Selling Stockholder in one or more transactions on the Nasdaq Global Select Marketplace or any other stock exchange on which the Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Stockholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions. The amount of shares of Common Stock to be reoffered or resold under the Reoffer Prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

In connection with their sales, a Selling Stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the shares of Common Stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Stockholders or other party selling such shares. Sales of the shares must be made by the Selling Stockholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Stockholders may sell shares of Common Stock in compliance with Rule 144. There is no assurance that the Selling Stockholders will sell all or a portion of the shares of Common Stock offered hereby. The Selling Stockholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the shares of Common Stock.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) may apply to sales of shares of Common Stock and activities of the Selling Stockholders, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in passive market-making activities with respect to the shares of Common Stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of shares of Common Stock in the secondary market. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

Once sold under the registration statement of which this Reoffer Prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of Common Stock which are being offered under the Registration Statement of which this Reoffer Prospectus forms a part will be passed upon for the Company by Paul Hastings LLP.

EXPERTS

The consolidated financial statements of AvidXchange, Inc. as of December 31, 2020 and 2019 and for the years then ended incorporated in this Reoffer Prospectus by reference to AvidXchange Holdings Inc.’s Registration Statement on Form S-1, as amended, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission rules permit us to incorporate by reference information in this Reoffer Prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this Reoffer Prospectus, except for information superseded by information contained in this Reoffer Prospectus itself or in any subsequently filed incorporated document. This Reoffer Prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about the Company and its business and financial condition.

(a)

The Registrant’s Registration Statement on Form S-1 (File No. 333-259632) (as amended and including the exhibits thereto), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2021, as filed with the Commission on November 18, 2021; and

(c)

The description of the Registrant’s Common Stock set forth in the Registration Statement on Form 8-A filed with the Commission on October 8, 2021 (File No. 001-40898) pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement of which this Reoffer Prospectus forms a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Reoffer Prospectus and to be a part hereof from the date of the filing of such documents, except that information furnished to the Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this Reoffer Prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Reoffer Prospectus shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained in this Reoffer Prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Reoffer Prospectus, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the Commission. Our Commission filings are available to the public over the Internet at the Commission’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.avidxchange.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Commission. Information contained on our website is not part of this Reoffer Prospectus.

The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Reoffer Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Reoffer Prospectus but not delivered with the Reoffer Prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Reoffer Prospectus incorporates. Requests for documents should be directed to:

AvidXchange Holdings, Inc.

Attn: Legal Department

1210 AvidXchange Lane

Charlotte, NC 28206

(800) 560-9305

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act and the “Note” to Part I of Form S-8. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference into this Registration Statement:

(a)

the Registrant’s Registration Statement on Form S-1 (File No. 333-259632) (as amended and including the exhibits thereto), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2021, as filed with the Commission on November 18, 2021; and

(c)

the description of the Registrant’s Common Stock set forth in the Registration Statement on Form 8-A filed with the Commission on October 8, 2021 (File No. 001-40898) pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102 of the General Corporation Law of the State of Delaware (“DGCL”) permits a corporation to eliminate or limit the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of the DGCL or derived an improper personal benefit. The Registrant’s restated certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding or with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The Registrant’s amended and restated bylaws provide that the Registrant will indemnify its directors and officers and permit the Registrant to indemnify its employees and other agents, in each case to the maximum extent permitted by the DGCL.

The Registrant has entered, and expects to continue to enter, into indemnification agreements with its directors and officers, that may be broader than the specific indemnification provisions contained in the DGCL. These agreements, among other things, require the Registrant to indemnify each director and officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. These indemnification agreements also require the Registrant to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding, subject to certain exceptions.

The Registrant’s amended and restated bylaws provide that the Registrant may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Registrant or another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against any liability, expense or loss incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Registrant maintains insurance under which, subject to the limitations of such insurance policies, coverage is provided to the Registrant’s directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims related to various liabilities arising under the Securities Act and the Exchange Act, and to the Registrant with respect to payments that may be made by the Registrant to these directors and executive officers pursuant to the Registrant’s indemnification obligations or otherwise as a matter of law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

The issuance of the shares that constitute “restricted securities” under Rule 144 promulgated under the Securities Act being offered by the Reoffer Prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701.

ITEM 8. EXHIBITS.

Exhibit Number	Description

3.1	Restated Certificate of Incorporation of AvidXchange Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40898), filed on October 15, 2021).

3.2	Amended and Restated Bylaws of AvidXchange Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-40898), filed on October 15, 2021).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-259632), filed on October 1, 2021).

4.2	Eighth Amended and Restated Investor Rights Agreement, by and among AvidXchange Holdings, Inc. and certain holders identified therein (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-259632), filed on September 17, 2021).

5.1*	Opinion of Paul Hastings LLP.

10.1	AvidXchange, Inc. 2010 Stock Option Plan, as amended, and forms of award agreements thereunder (incorporated by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form S-1 (File No. 333-259632), filed on September 17, 2021).

10.2	AvidXchange, Inc. 2017 Amendment and Restatement of the 2010 Option Plan, as amended, and forms of award agreements thereunder (incorporated by reference to Exhibit 10.12 to the Registrant’s Registration Statement on Form S-1 (File No. 333-259632), filed on September 17, 2021).

10.3	AvidXchange, Inc. Equity Incentive Plan, as amended, and forms of award agreements thereunder (incorporated by reference to Exhibit 10.13 to the Registrant’s Registration Statement on Form S-1 (File No. 333-259632), filed on September 17, 2021).

10.4	AvidXchange Holdings, Inc. 2021 Long Term Incentive Award Plan and forms of award agreements thereunder (incorporated by reference to Exhibit 10.14 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-259632), filed on October 1, 2021).

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Paul Hastings LLP (included in Exhibit 5.1).

24.1*	Power of Attorney is contained on the signature page.

*	Filed herewith.

ITEM 9. UNDERTAKINGS.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that: paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on November 18, 2021.

AvidXchange Holdings, Inc.

By:	/s/ Michael Praeger
Name:	Michael Praeger
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Praeger and Joel Wilhite, and each or any one of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Michael Praeger	Chief Executive Officer and Chairman of the Board of Directors	November 18, 2021
Michael Praeger	(Principal Executive Officer)

/s/ Joel Wilhite	Chief Financial Officer	November 18, 2021
Joel Wilhite	(Principal Accounting and Financial Officer)

/s/ Lance Drummond	Director	November 18, 2021
Lance Drummond

/s/ Matthew Harris	Director	November 18, 2021
Matthew Harris

/s/ James Hausman	Director	November 18, 2021
James Hausman

/s/ Teresa Mackintosh	Director	November 18, 2021
Teresa Mackintosh

/s/ James Michael McGuire	Director	November 18, 2021
James Michael McGuire

/s/ John C. Morris	Director	November 18, 2021
John C. Morris

/s/ Nigel Morris	Director	November 18, 2021
Nigel Morris

/s/ Wendy Murdock	Director	November 18, 2021
Wendy Murdock